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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2003

AmeriCredit Corp.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10667 (Commission File Number)	75-2291093 (I.R.S. Employer Identification No.)
801 Cherry Street, Suite 3900 Fort Worth, Texas 76102 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code — (817) 302-7000

(Not Applicable)
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        On March 19, 2003 (the "Closing Date"), $875,000,000 of Class A Floating Rate Receivables Backed Notes (the "Class A Notes"), $50,000,000 of Class B 8% Receivables Backed Notes (the "Class B Notes") and $30,000,000 of Class C 11% Receivables Backed Notes (the "Class C Notes", and together with the Class A Notes and the Class B Notes, the "Notes") were issued by AmeriCredit Owner Trust 2003-1 (the "Trust"), a Delaware statutory trust, pursuant to an Indenture, attached hereto as Exhibit 4.1, dated as of March 18, 2003, by and between the Trust and Bank One, NA, as Indenture Trustee. 100% of the ownership interests of the Trust are owned by AmeriCredit Warehouse Corporation ("AWC"), a Nevada corporation, 100% of the common stock of which is owned by AmeriCredit Financial Services, Inc. ("AFS"), a Delaware corporation, 100% of the common stock of which is owned by the Registrant.

        The Notes evidence indebtedness of the Trust, the assets of which consist primarily of retail installment sales contracts (the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby. From the Closing Date until the "Facility Termination Date", the Trust will purchase additional Receivables from AWC (which, in turn, will purchase additional Receivables from AFS) to replace Receivables that have become delinquent or to replenish principal amortization of the Receivables owned by the Trust, in order to maintain a pool of Receivables with an aggregate principal balance of $1,000,000,000. The Trust will purchase the additional Receivables from AFS pursuant to the Sale and Servicing Agreement attached hereto as Exhibit 4.2, dated as of March 18, 2003, by and among the Trust, AWC, AFS, Systems & Services Technologies, Inc. and Bank One, NA.

        The Facility Termination Date will occur on the date which is six months after the Closing Date, or on any earlier date that an event of default or a servicer termination event occurs under the facility or, at the option of the initial holder of the Class A Note, on a date after AFS or any affiliate of AFS has completed term securitizations of receivables of at least $1,700,000,000. Following the Facility Termination Date, the Trust may, at the direction of the holders of a majority of the Notes, dispose of the Receivables in one or a series of securitizations, whole-loan sales or other transactions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Not applicable

(b)
Not applicable

(c)
Exhibits:

          4.1  Indenture, dated as of March 18, 2003, by and between the Trust and Bank One, NA, as Indenture Trustee.

          4.2  Sale and Servicing Agreement, dated as of March 18, 2003, by and among the Trust, AFS, as receivables seller and as servicer, AWC, Systems & Services Technologies, Inc., as master servicer, and Bank One, NA, as indenture trustee.

          10.1 Note Purchase Agreement, dated as of March 18, 2003, by and among the Trust, AWC, individually and in its capacity as depositor, AFS, individually, in its capacity as receivables seller and in its capacity as servicer, the Purchasers from time to time parties thereto, Deutsche Bank AG, as an agent, the other agents from time to time parties thereto and Deutsche Bank AG, New York Branch, as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP. (REGISTRANT)
By:	/s/ PRESTON A. MILLER Name: Preston A. Miller Title: Executive Vice President, Treasurer

Dated: April 3, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of March 18, 2003, by and between AmeriCredit Owner Trust 2003-1 (the "Trust") and Bank One, NA, as Indenture Trustee.
4.2
Sale and Servicing Agreement, dated as of March 18, 2003, by and among the Trust, AmeriCredit Financial Services, Inc. ("AFS"), as receivables seller and as servicer, AmeriCredit Warehouse Corporation ("AWC"), Systems & Services Technologies, Inc., as master servicer, and Bank One, NA, as indenture trustee.
10.1
Note Purchase Agreement, dated as of March 18, 2003, by and among the Trust, AWC, individually and in its capacity as depositor, AFS, individually, in its capacity as receivables seller and in its capacity as servicer, the Purchasers from time to time parties thereto, Deutsche Bank AG, as an agent, the other agents from time to time parties thereto and Deutsche Bank AG, New York Branch, as administrative agent.

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX